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                                  EXHIBIT 99.1
                   TO THE R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  ANNUAL REPORT
                                       ON
                                    FORM 10-K
      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 2004

                         EXPANDED LITIGATION DISCLOSURE
                           TOBACCO-RELATED LITIGATION

                                    OVERVIEW

         Various legal actions, proceedings and claims have resulted from the use of, or exposure to, RJR's operating subsidiaries' products, and are pending or may be instituted against RJR Tobacco or its affiliates, including RJR, or their indemnitees. These cases present a diverse group of claims, including product liability, consumer protection, antitrust, smuggling, cost recovery, contribution, etc. The cases generally fall into the following categories: (i) individual smoker or wrongful death cases; (ii) personal injury cases alleging exposure to secondhand tobacco smoke; (iii) cases brought on behalf of a group of similarly situated individuals or companies (also includes cases in which plaintiffs allege that the use of the terms "lights" and "ultralights" constitutes unfair and deceptive trade practices); (iv) health care cost recovery actions brought by city, county and federal governments; (v) health care cost recovery actions brought by unions, insurance companies, Native American Tribes, hospitals and others; (vi) cases that either challenge the validity or terms of the MSA or cases that seek to have provisions or terms of the MSA enforced; (vii) cases in which an asbestos company sues tobacco manufacturers to recover monies paid by the asbestos company in judgments or settlements with private plaintiffs; (viii) cases that allege violations of the antitrust laws; and (ix) other litigation, which includes cases that allege smuggling, the distribution of free cigarettes and free coupons for discounts on cigarettes and patent infringements.

         Plaintiffs seek various forms of relief, including compensatory and punitive damages, treble/multiple damages and statutory damages and penalties, creation of medical monitoring and smoking cessation funds, disgorgement of profits, and injunctive and other equitable relief. Although pleaded damages often are not determinable from a complaint, and the law governing the pleading and calculation of damages varies from state to state and jurisdiction to jurisdiction, compensatory and punitive damages have been specifically pleaded in a number of cases, sometimes in amounts ranging into the hundreds of millions and even billions of dollars.

         The following summarizes the various categories of litigation pending against RJR Tobacco and, in some instances, RJR, as of January 23, 2004, describes recent case results involving RJR Tobacco, and includes a detailed listing of non-individual actions that are or have been pending against RJR Tobacco and, in some instances, RJR.

                       INDIVIDUAL SMOKING AND HEALTH CASES

         As of January 23, 2004, 1,499 individual cases, including approximately 1,061 individual smoker cases pending in West Virginia state court in a consolidated action, were pending in the United States against RJR Tobacco. This category of cases includes smoking and health cases alleging personal injury brought by or on behalf of individual plaintiffs, but does not include the Broin II cases discussed below. A total of 1,491 of the individual pending cases are brought by or on behalf of individual smokers or their survivors, while the remaining seven are brought by or on behalf of individuals or their survivors alleging personal injury as a result of exposure to ETS.

         Below is a description of the individual smoking and health cases against RJR Tobacco which went to trial or were decided or remained on appeal, since January 1, 2003.

         Burton v. R. J. Reynolds Tobacco Co., United States District Court for the District of Kansas, filed May 1994. On February 22, 2002, a federal district court jury in Kansas found in favor of RJR Tobacco and Brown & Williamson on product defect and conspiracy claims, but found for the plaintiff on failure to warn, failure to test and fraudulent concealment claims. The jury apportioned 99 percent of the fault to RJR Tobacco and one percent to

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Brown & Williamson. It awarded the plaintiff $198,400 in compensatory damages, and determined that the plaintiff was entitled to punitive damages against RJR Tobacco but not Brown & Williamson. Brown & Williamson was voluntarily dismissed as a defendant by the plaintiffs on June 10, 2002. On June 21, 2002, the trial court awarded the plaintiff $15 million in punitive damages. RJR Tobacco appealed to the U.S. Court of Appeals for the Tenth Circuit. Oral argument was heard on January 12, 2004.

         Lane v. R. J. Reynolds Tobacco Co., Circuit Court, Forrest County, Mississippi, filed December 1998. On May 8, 2003, the Mississippi Supreme Court ruled that the Mississippi Product Liability Act does not allow smoking and health cases based on products liability. RJR Tobacco believes that the effect of the Lane ruling will be to reduce the number of, if not eliminate, smoking and health cases in Mississippi.

         Whiteley v. Raybestos-Manhattan, Inc., Superior Court, San Francisco County, California, filed April 1999. On March 20, 2000, a California state court jury found in favor of the plaintiff. The jury awarded plaintiff $1.72 million in compensatory damages and $20 million in punitive damages. RJR Tobacco and Philip Morris were each assigned $10 million of the punitive damages award. The defendants appealed the final judgment to the California Court of Appeal, 1st District, on May 30, 2000. Oral argument occurred on January 21, 2004.

         Hall v. R. J. Reynolds Tobacco Co., Circuit Court, Hillsborough County, Florida, filed February 2000. On December 10, 2003, in a state court jury in Florida returned a verdict in favor of RJR Tobacco and Brown & Williamson. The plaintiff filed a motion for a new trial on December 19, 2003, which was denied on January 6, 2004.

         Welch v. Brown & Williamson Tobacco Corp., Circuit Court, Jackson County, Missouri, filed April 2000. On June 17, 2003, a Missouri state court jury found in favor of RJR Tobacco and other cigarette manufacturers. The plaintiff's new trial motion was denied on September 18, 2003. The plaintiff filed a notice of appeal to the Missouri Court of Appeals on September 23, 2003. No briefing schedule has been set.

         Kenyon v. R. J. Reynolds Tobacco Co., Circuit Court, Hillsborough County, Florida, filed July 2000. On December 12, 2001, a Florida state court jury awarded the plaintiff $165,000 in compensatory damages, but no punitive damages,. On May 30, 2003, Florida's Second District Court of Appeal affirmed the final judgment without an opinion. RJR Tobacco sought rehearing or a written opinion, which was rejected on July 11, 2003. The court of appeal entered its mandate on August 28, 2003. In Florida, a supersedeas bond does not stay execution of a judgment once the court of appeal enters its mandate in favor of a plaintiff. Accordingly, RJR Tobacco deposited with the plaintiff's counsel a check in the amount of the judgment plus accrued interest ($196,000) to avoid any possible business disruption during the remaining appeal. On September 5, 2003, RJR Tobacco filed a petition with the Florida Supreme Court, asking it to require the appeals court to issue a written opinion. That petition remains pending. On November 12, 2003, RJR Tobacco filed a petition for certiorari with the United States Supreme Court.

         Figueroa-Cruz v. R. J. Reynolds Tobacco Co., United States District Court for the District of Puerto Rico, filed October 2000. On September 25, 2002, a federal district court jury in San Juan, Puerto Rico, found in favor of one of two plaintiffs. On October 9, 2002, however, the trial judge granted RJR Tobacco's motion for judgment on the pleadings. The plaintiffs appealed to the U.S. Court of Appeals for the First Circuit. On October 28, 2003, the appeals court affirmed the trial court's decision. Plaintiffs filed a petition for rehearing, which was denied on December 12, 2003.

                                 BROIN II CASES

         As of January 23, 2004, approximately 2,737 lawsuits brought by individual flight attendants for personal injury as a result of illness allegedly caused by exposure to secondhand or environmental tobacco smoke in airplane cabins, referred to as the Broin II cases, were pending in Florida. In these lawsuits, filed pursuant to the terms of the settlement of the Broin v. Philip Morris, Inc. class action, discussed below under "-- Class-Action Suits," each individual flight attendant will be required to prove that he or she has a disease and that the individual's exposure to

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secondhand smoke in airplane cabins caused the disease. Under the terms of the settlement of the original Broin case, punitive damages are not available in the Broin II cases.

         On October 5, 2000, Judge Robert Kaye entered an order applicable to all Broin II cases that the terms of the Broin settlement agreement do not require the individual Broin II plaintiffs to prove the elements of strict liability, breach of warranty or negligence. Under this order, there is a rebuttable presumption in the plaintiffs' favor on those elements, and the plaintiffs bear the burden of proving that their alleged adverse health effects actually were caused by exposure to environmental tobacco smoke. Although the defendants still may prevail on causation and other theories, RJR Tobacco does not believe that the order is correct under Florida law or that it accurately reflects the intent of the Broin settlement agreement. RJR Tobacco, along with the other defendants, initially appealed this order in Jett v. Philip Morris, Inc. In October 2001, the intermediate appellate court dismissed the appeal as premature without addressing the Kaye order. The defendants asked the court to reconsider its ruling, but the court refused to do so. The defendants asked the Florida Supreme Court to review the order, but the court declined to accept jurisdiction on June 24, 2002.

         In 2003, two Broin II cases were tried in which RJR Tobacco was a party. On February 7, 2003, a state court jury in Florida found in favor of RJR Tobacco and other cigarette manufacturers in Seal v. Philip Morris, Inc. On September 15, 2003, in Routh v. Philip Morris, Inc. (a Broin II case), a Florida Circuit Court judge declared a mistrial. The case was retried and, on October 14, 2003, a Florida state court jury returned a verdict in favor of the defendants, including RJR Tobacco. Plaintiff filed a motion for a new trial on October 24, 2003, which was denied on December 16, 2003. The plaintiff will not appeal.

         Below is a description of the Broin II cases against RJR Tobacco which went to trial or were decided or remained on appeal, since January 1, 2003.

         French v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed January 2000. A Florida state court jury found in favor of the plaintiff on June 18, 2002, and awarded $5.5 million in compensatory damages. On September 13, 2002, the trial judge reduced the damages award to $500,000, but denied the defendants' remaining post-trial motions. The defendants' appeal of the trial court's final judgment is pending in the Third District Court of Appeal of Florida. Judge Kaye's order in Jett v. Philip Morris, Inc., referred to above, was applied, and the defendants are appealing that order, as well as other matters. The appeal is in the briefing phase.

         Janoff v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed February 2000. A Florida state court jury found in favor of the defendants, including RJR Tobacco, on September 5, 2002. On September 12, 2002, plaintiff filed a motion for a new trial, which the judge granted on January 8, 2003. The defendants appealed the new trial ruling to Florida's Third District Court of Appeal on February 3, 2003. The appeal is in the briefing phase.

         Tucker v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed September 2000. A Florida state court jury found in favor of the defendants, including RJR Tobacco, on October 4, 2002. The plaintiff's post-verdict motions were denied on January 28, 2003. The plaintiff noticed an appeal to Florida's Third District Court of Appeal on February 28, 2003, but voluntarily dismissed the appeal on May 23, 2003.

         Seal v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed August 2000. A Florida state court jury found in favor of RJR Tobacco and other cigarette manufacturers on February 7, 2003. On February 14, 2003, the plaintiff filed a motion for a new trial, which was denied on April 24, 2003.

         Mittan v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed September 2000. On July 16, 2003, the plaintiff accepted an $800 offer of judgment tendered by RJR Tobacco, Philip Morris, Brown & Williamson and Lorillard. RJR Tobacco's share of the offer was $200.

         Routh v. Philip Morris, Inc., Circuit Court, Dade County, Florida, filed February 2000. The trial judge declared a mistrial on September 15, 2003. Retrial began on September 23, 2003. The jury returned a verdict in favor of the defendants, including RJR Tobacco, on October 14, 2003. Plaintiff filed a motion for a new trial on October 24, 2003; however, that motion was denied on December 16, 2003. Plaintiff will not appeal.

                               CLASS-ACTION CASES

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         As of January 23, 2004, 18 class-action cases were pending in the
United States against RJR Tobacco, and in some cases, RJR. In May 1996, in Castano v. American Tobacco Co., the Fifth Circuit Court of Appeals overturned the certification of a nationwide class of persons whose claims related to alleged addiction to tobacco products. Since this ruling by the Fifth Circuit, most class-action suits have sought certification of statewide, rather than nationwide, classes. Class-action suits based on claims similar to those asserted in Castano are pending against RJR Tobacco, and in some cases RJR, in state or federal courts in Alabama, California, Florida, Illinois, Louisiana, Minnesota, Missouri, New York, Oklahoma, Oregon Utah and West Virginia. Twenty-five virtually identical class-action complaints were filed by one attorney in Nevada since July 2002 This same attorney also filed class action complaints in Kentucky, Massachusetts and Utah. As discussed below, a federal district court judge recently denied class certification in all 25 of the Nevada cases; a state court judge denied class certification in the Kentucky case; the Massachusetts case was voluntarily dismissed; and the Utah case remains pending.

         Class-action suits have been filed in a number of states against individual cigarette manufacturers and their parent corporations, alleging that the use of the terms "lights" and "ultralights" constitutes unfair and deceptive trade practices. In December 2000, a state court in Pennsylvania refused to certify one such class action, Oliver v. RJR Tobacco Co. That case was voluntarily dismissed. Five such suits are pending against RJR Tobacco and RJR in Florida, Illinois, Louisiana, Missouri and Minnesota. Classes have been certified in the Illinois case, Turner v. R. J. Reynolds Tobacco Co., and in the Missouri case, Collora v. R. J. Reynolds Tobacco Co. The Florida case, Rios v.
R. J. Reynolds Tobacco Co., is in the class certification discovery phase. Most recently, in both the Louisiana and Minnesota actions, Harper v. R. J. Reynolds Tobacco Co. and Dahl v. R. J. Reynolds Tobacco Co., defendants removed the cases to federal court. On December 17, 2003, in Dahl, however, the case was remanded to state court. Each of these cases is discussed below.

         Other types of class-action suits also are pending in additional jurisdictions. Most of these suits assert claims on behalf of classes of individuals who claim to be addicted, injured or at greater risk of injury by the use of tobacco or exposure to environmental tobacco smoke, or the legal survivors of such persons. A number of unions and other third-party payers have filed health-care cost recovery actions in the form of class actions. These cases are discussed separately below. Class certification motions are pending in several state and federal courts.

         Trial began in July 1998 in Florida state court in Engle v. R. J. Reynolds Tobacco Co., in which a class consisting of Florida residents, or their survivors, alleges diseases or medical conditions caused by their alleged "addiction" to cigarettes. On July 7, 1999, the jury found against RJR Tobacco and the other cigarette-manufacturer defendants in the initial phase, which included common issues related to certain elements of liability, general causation and a potential award of, or entitlement to, punitive damages.

         The second phase of the trial, which consisted of the claims of three of the named class representatives, began on November 1, 1999. On April 7, 2000, the jury returned a verdict against all defendants. It awarded plaintiff Mary Farnan $2.85 million, the estate of plaintiff Angie Della Vecchia $4.023 million and plaintiff Frank Amodeo $5.831 million. The jury also found, however, that Frank Amodeo knew or should have known of his claim prior to May 5, 1990. RJR Tobacco believes that the legal effect of that finding should be to bar his claim based on the applicable statute of limitations.

         The trial court also ordered the jury in the second phase of the trial to determine punitive damages, if any, on a class-wide basis. On July 14, 2000, the jury returned a punitive damages verdict in favor of the "Florida class" of approximately $145 billion against all the defendants, with approximately $36.3 billion being assigned to RJR Tobacco.

         On July 24, 2000, the defendants, including RJR Tobacco, filed numerous post-verdict motions, including motions for a new trial and to reduce the amount of the punitive damages verdict. On November 6, 2000, the trial judge denied the post-trial motions and entered judgment. On November 7, 2000, RJR Tobacco posted an appeal bond in the amount of $100 million the maximum amount required, pursuant to a Florida bond cap statute enacted on May 9, 2000, and intended to apply to the Engle case, and initiated the appeals process. On May 21, 2003, Florida's Third District Court of Appeal reversed the trial court's final judgment and remanded the case to the Dade County Circuit Court with instructions to decertify the class. The appellate court denied the class's motion for rehearing on September 22, 2003. On October 23, 2003, the plaintiffs filed a notice asking the Florida Supreme

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Court to review the case. Briefing on whether the Florida Supreme Court should review the case is now complete. It is not known when the Florida Supreme Court will issue a decision. Although RJR Tobacco remains confident in its bases for appeal in this case, RJR Tobacco cannot predict the final outcome of the appellate process.

         On May 7, 2001, three of the non-RJR Tobacco defendants entered into agreements with the Engle class to deposit an additional $1.86 billion into separate escrow accounts to ensure that the stay of execution in effect pursuant to the Florida bond cap statute will remain in effect as to these three defendants throughout the appellate process, regardless of the results of a challenge, if any, to the Florida bond statute. Approximately $700 million of the total amount deposited by these three defendants is non-refundable and will go to the trial court to be distributed, regardless of the result of the appeal. RJR Tobacco has not entered into a similar agreement with the Engle class. Although RJR Tobacco cannot predict the outcome of any possible challenges to the Florida bond statute, RJR Tobacco remains confident of the applicability and validity of the statute in the Engle case.

         RJR Tobacco has been named as a defendant in several individual cases filed by members of the Engle class. One such case (in which RJR Tobacco was dismissed prior to trial), Lukacs v. Philip Morris, Inc., was tried against Philip Morris and Brown & Williamson, and resulted in a verdict for the plaintiffs on June 11, 2002. The Florida state court jury awarded the plaintiffs a total of $37.5 million in compensatory damages. On April 1, 2003, the Dade County Circuit Court granted in part the defendants' motion for remittitur and reduced the jury's award to plaintiff Yolanda Lukacs (on the loss of consortium claim) from $12.5 million to $0.125 million decreasing the total award to $25.125 million. These plaintiffs agreed to stay execution on the judgment pending the result of the Engle appeal.

         Broin v. Phillip Morris, Inc., Circuit Court, Dade County, Florida, filed October 1991. RJR Tobacco and other cigarette manufacturer defendants settled one class-action suit, Broin v. Phillip Morris, Inc., in October 1997. This case had been brought in Florida state court on behalf of all flight attendants of U.S. airlines alleged to be suffering from diseases or ailments caused by exposure to secondhand smoke, sometimes referred to as ETS, in airplane cabins. The settlement agreement required the participating tobacco companies to pay a total of $300 million in three annual $100 million installments, allocated among the companies by market share, to fund research on the early detection and cure of diseases associated with tobacco smoke. It also required those companies to pay a total of $49 million for the plaintiffs' counsel's fees and expenses. RJR Tobacco's portion of these payments was approximately $86 million. The settlement agreement bars class members from bringing aggregate claims or obtaining punitive or exemplary damages and also bars individual claims to the extent that they are based on fraud, misrepresentation, conspiracy to commit fraud or misrepresentation, RICO, suppression, concealment or any other alleged intentional or willful conduct. The defendants agreed that, in any individual case brought by a class member, the defendant will bear the burden of proof with respect to whether ETS can cause certain specifically enumerated diseases, referred to as "general causation." With respect to all other issues relating to liability, including whether an individual plaintiff's disease was caused by his or her exposure to ETS in aircraft cabins, referred to as "specific causation," the individual plaintiff will have the burden of proof. Florida's Third District Court of Appeal denied various challenges to this settlement on March 24, 1999, and subsequently denied motions to reconsider. On September 7, 1999, the Florida Supreme Court dismissed all proceedings, and the settlement and judgment became final. The Broin II cases, discussed above, arose out of the settlement of this case.

         Scott v. American Tobacco Co., Inc., District Court, Parish of Orleans, Louisiana, filed May 1996. This nicotine-dependence/medical monitoring class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On April 16, 1997, the trial court granted plaintiffs' motion for class certification on behalf of Louisiana residents who desire smoking cessation assistance and medical monitoring. In the class certification ruling, the court dismissed the wholesaler defendants. The remaining defendants removed the case to federal court on April 16, 1997. On December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted. In November 1998, an intermediate appellate court affirmed the trial court's certification of the class. On February 26, 1999, the Louisiana Supreme Court denied the defendants' petition for writ of certiorari and/or review. Jury selection began on June 18, 2001. An initial jury was selected by July 16, 2001. However, the defendants, including RJR Tobacco, raised multiple challenges to the jury selection process. At various times, the Louisiana Court of Appeals and/or the Louisiana Supreme Court removed a number of jurors and alternate jurors that the trial court had allowed to be seated. The jury selection process was finally completed on September 23, 2002, and opening statements occurred on January 21, 2003. On July 28, 2003, the jury returned a verdict in favor of the defendants, including RJR

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Tobacco, on the plaintiffs' claim for medical monitoring and found that cigarettes were not defectively designed. In addition, however, the jury made certain findings against the defendants, including RJR Tobacco, on claims relating to fraud, conspiracy, marketing to minors and smoking cessation. With respect to these findings, this portion of the trial did not determine liability as to any class member or class representative. What primarily remains in the case is a class-wide claim that the defendants, including RJR Tobacco, pay for a program to help people stop smoking. The trial judge ordered that a phase two trial begin on March 29, 2004, to address the scope and cost of a statewide smoking cessation program. On October 23, 2003, the defendants, including RJR Tobacco, filed a challenge to the trial judge's phase two trial order with the Louisiana Court of Appeals. The Court of Appeals declined to accept the appeal on December 5, 2003. On January 5, 2004, RJR Tobacco, Brown & Williamson and Lorillard filed a writ seeking review by the Louisiana Supreme Court, which was denied on February 13, 2004.

         Blankenship v. American Tobacco Co., Inc., Circuit Court, Ohio County, West Virginia, filed January 1997. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On August 16, 2000, the court conditionally certified (only to the extent of medical monitoring) a class of West Virginia residents who:

         - on or after January 31, 1995, purchased and smoked cigarettes manufactured, marketed and/or sold by defendants;

         -        have a minimum five pack year smoking history;

         - have not been diagnosed with cancer of the lip, oral cavity or pharynx, esophagus, stomach, pancreas, larynx, trachea, bronchus or lung, cervix, uterus, bladder, kidney or other urinary organs, coronary heart or cerebrovascular diseases, bronchitis or emphysema or chronic airways obstruction; and

         - have not received health care paid or reimbursed directly or indirectly by the State of West Virginia.

The initial trial, which began January 4, 2001, resulted in a mistrial on January 25, 2001. On November 14, 2001, at the conclusion of the retrial, the state court jury found in favor of RJR Tobacco and other cigarette manufacturers. On July 18, 2002, the plaintiffs petitioned the Supreme Court of West Virginia for leave to appeal, which was granted on February 25, 2003. Oral argument was heard on November 5, 2003.

         Muncy v. Philip Morris, Inc., Circuit Court, Ohio County, West Virginia, filed March 1997. This physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all persons in West Virginia, including the estates, representatives, and administrators of such persons, who have suffered personal injury as a result of smoking cigarettes designed, manufactured, or sold by defendants. On January 14, 2003, the trial court granted defendants' motion to dismiss. No appeal was taken.

         Brown v. American Tobacco Co., Inc., Superior Court, San Diego County, California, filed June 1997. This physical injury class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as all people who, at the time they were residents of California, smoked in California one or more cigarettes between June 10, 1993 and April 23, 2001, and who were exposed to defendants' marketing and advertising activities in California. On April 10, 2000, a California state court judge denied certification of the class. On February 2, 2001, plaintiffs filed an amended motion for class certification, based on alleged violations of sections 17200 and 17500 of the California Civil Code and alleged violations of the California Consumer Legal Remedies Act. The class is defined as adult residents of California who smoked at least one of defendants' cigarettes "during the applicable time period," and who were exposed to defendants' marketing and advertising activities in California. On April 11, 2001, a San Diego Superior Court judge granted certification as to plaintiffs' claims that defendants violated Section 17200 of the California Business and Professions Code. The court, however, refused to certify the class under the California Legal Remedies Act. Defendants petitioned the California Supreme Court to review the trial court's class certification ruling, but the Supreme Court denied the petition on January 16, 2002. The defendants, including RJR Tobacco, filed their motion for summary judgment on January 31, 2003. Briefing is scheduled to be completed by February 20, 2004.

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         Young v. American Tobacco Co., Inc., Circuit Court, Orleans Parish,
Louisiana, filed November 1997. This ETS class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of all residents and domiciliaries of Louisiana who, though not themselves cigarette smokers, have been exposed to secondhand smoke from cigarettes which were manufactured, distributed, fabricated, supplied, or placed in commerce by defendants, and who suffer injury as a result of that exposure. A decision on plaintiffs' amended motion for class certification is pending.

         Jackson v. Philip Morris, Inc., United States District Court, Utah, filed February 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class was defined as

         - all nicotine dependent residents of Utah who bought cigarettes tested, manufactured, distributed, etc. by defendants;

         - the estates, representatives and administrators of Utah residents who were or are nicotine dependent cigarette smokers; and

         - the spouses, children, and/or heirs of those who are or were nicotine dependent.

On December 8, 2003, the federal district court entered an order sua sponte to show cause as to why the case should not be dismissed due to plaintiffs' failure to prosecute. Plaintiffs did not respond. On January 12, 2004, the court dismissed the matter.

         Parsons v. A C & S, Inc., Circuit Court, Ohio County, West Virginia, filed February 1998. This physical injury class action was filed against asbestos manufacturers, cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. This case has been stayed pending a final resolution of the motion to refer tobacco litigation to the judicial panel on multi-district litigation. On December 26, 2000, three defendants (Nitram Liquidators, Inc., Desseaux Corporation of North America and Armstrong World Industries) filed bankruptcy petitions in the U.S. Bankruptcy Court for the District of Delaware, In re Armstrong World Industries, Inc. Pursuant to section 362(a) of the Bankruptcy Code, Parsons is automatically stayed.

         Daniels v. Philip Morris Cos., Inc., Superior Court, San Diego County, California, filed April 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. On November 30, 2000, a San Diego Superior Court judge reversed a prior ruling and, based on a California unfair business practices statute, certified a class consisting of all persons who, as California resident minors, smoked one or more cigarettes in California between April 2, 1994 and December 1, 1999. Trial was scheduled for October 18, 2002, but the court granted the defendants' motions for summary judgment on preemption and First Amendment grounds on September 12, 2002, and dismissed the action. At a hearing on October 21, 2002, the judge made final his original ruling. The plaintiffs are appealing the dismissal to the California Court of Appeal, Fourth Appellate District, Division One. Appellants' opening brief was filed on July 30, 2003. Briefing is scheduled to be completed by March 29, 2004.

         Cleary v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed June 1998. This class action claiming fraud was filed against U.S. cigarette manufacturers, including RJR Tobacco, and others. The purported class is defined as follows: Class A: All Illinois residents who, between December 14, 1953 (the date the alleged conspiracy began) and July 7, 1969 (the effective date of the Public Health Cigarette Smoking Act of 1969), purchased and used tobacco products manufactured by the Tobacco Companies, and the estates, representatives, guardians and administrators of all Illinois residents who purchased and used tobacco products manufactured by the Tobacco Companies between December 14, 1953 and July 7, 1969; and Class B: All Illinois residents, who, as minors, purchased and smoked cigarettes designed, manufactured, promoted or sold by Philip Morris, and the estates, representatives, guardians and administrators of all Illinois residents who as children, purchased and smoked cigarettes designed, manufactured, promoted or sold by Philip Morris. Plaintiffs filed their motion for class certification on December 21, 2001. Plaintiffs filed a case status report on November 27, 2002. Class action discovery is ongoing.

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         Jones v. American Tobacco Co., Inc., Circuit Court, Jackson County,
Missouri, filed December 1998. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR, on behalf of tobacco product users and purchasers on behalf of all similarly situated Missouri consumers. There has been little to no activity in this case.

         Julian v. Philip Morris Cos., Inc., Circuit Court, Montgomery County, Alabama, filed April 1999. This class action was filed on behalf of all minor smokers in the State of Alabama, against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The case has remained inactive since it was remanded in August 1999.

         Turner v. R. J. Reynolds Tobacco Co., Circuit Court, Madison County, Illinois, filed February 2000. This "lights" class action was filed on behalf of all Illinois residents who purchased and consumed Doral Lights, but who do not have a claim for personal injury, against RJR Tobacco and RJR. On November 14, 2001, an Illinois state court judge certified a class defined as "[a]ll persons who purchased defendants' Doral Lights, Winston Lights, Salem Lights and Camel Lights, in Illinois, for personal consumption, between the first date that defendants sold Doral Lights, Winston Lights, Salem Lights and Camel Lights
through the date the court certifies this suit as a class action . . . ." On
June 6, 2003, RJR Tobacco filed a motion to stay the case pending Philip Morris's appeal of the Price v. Philip Morris, formerly known as Miles v. Philip Morris, a "lights" class-action case. On July 11, 2003, the judge denied the motion, and RJR Tobacco appealed to the Illinois Fifth District Court of Appeals. The Court of Appeals denied this motion on October 17, 2003. On October 20, 2003, the trial judge ordered that the case be stayed for 90 days, or pending the result of the Price appeal, which is discussed below. The order stated that a hearing would be held at the end of the 90 days to determine if the stay should be continued. On November 5, 2003, the Illinois Supreme Court granted RJR Tobacco's motion for a stay pending the court's final appeal decision in Price v. Philip Morris. This case currently includes both RJR and RJR Tobacco as defendants.

         Collora v. R. J. Reynolds Tobacco Co., Circuit Court, St. Louis County, Missouri, filed May 2000. This "lights" class action was filed against RJR Tobacco and RJR on behalf of all Missouri residents who smoked Winston Lights, Salem Lights, or Camel Lights, but who have no claim for personal injury. On December 31, 2003, a Missouri state court judge in St. Louis certified a class defined as "[a]ll persons who purchased Defendants' Camel Lights, Camel Special Lights, Salem Lights and Winston Lights cigarettes in Missouri for personal consumption between the first date the Defendants placed their Camel Lights, Camel Special Lights, Salem Lights and Winston Lights cigarettes into the stream of commerce through the date of this Order." On January 14, 2004, RJR and RJR Tobacco, the only named defendants, removed this case to the United States District Court for the Eastern District of Missouri.

         In re Simon II Litigation, United States District Court, Eastern District, New York, filed September 2000. This consolidated class action complaint was filed on behalf of all tobacco litigation before Judge Weinstein, focusing on punitive damages, against U.S. cigarette manufacturers, including RJR Tobacco, and various parent companies of U.S. cigarette manufacturers, including RJR. On September 19, 2002, the trial court granted class certification of a nationwide non-opt-out class for punitive damages. Defendants sought reconsideration of the certification ruling, which was denied by Judge Weinstein on October 25, 2002. On February 14, 2003, the U.S. Court of Appeals for the Second Circuit granted the defendants' petition to review the class certification decision. Oral argument was heard on November 20, 2003. A decision is pending.

         Sims v. Philip Morris, Inc., United States District Court, District of Columbia, filed May 2001. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of "[a]ll natural persons under 22 years of age (i.e., persons who have not reached their 22nd birthday) as of the filing of this action who purchased cigarettes or other tobacco products manufactured by any of the defendants for their own use while under age and residing within the U.S." On November 19, 2001, plaintiffs filed a motion for class certification which was denied on February 11, 2003. On July 7, 2003, Judge Kessler stayed the individual cases pending the September 2004 trial date in United States v. Philip Morris, Inc.

         Lowe v. Philip Morris, Inc., Circuit Court, Multnomah County, Oregon, filed November 2001. This medical monitoring class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Oregon residents who have been significantly exposed to proven hazardous substances in defendants' cigarettes, and who have significant risk of developing lung cancer and other smoking-related pulmonary diseases. On March 17,

2003, defendants filed a motion to dismiss which was granted on September 10, 2003. On November 14, 2003, the plaintiffs appealed to the Oregon Court of Appeals.

         Rios v. R. J. Reynolds Tobacco Co., Circuit Court, Palm Beach County, Florida, filed February 2002. This "lights" class action was filed against RJR and RJR Tobacco. The purported class is defined as all consumers who purchased and consumed defendants' Winston Lights and Salem Lights cigarettes in Florida, but who do not have a claim for personal injury resulting from the purchase or consumption of cigarettes. The class period commences on the first date the defendants placed their Winston Lights and Salem Lights cigarettes into the stream of commerce through the date of the court certifies this suit as a class action. Defendants removed this case to the United States District Court for the Southern District of Florida on March 28, 2002. On October 4, 2002, plaintiffs' motion to remand the case to state court was granted. There has been no activity in this case since the remand ruling, although a similar case against Philip Morris, Hines v. Philip Morris Cos., Inc., was decertified by Florida's Fourth District Court of Appeal on December 31, 2003.

         Ellington v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On July 11, 2003, a federal district court judge in Nevada denied class certification in Ellington and four other cases (brought by the same attorney) which were consolidated for class certification purposes: (1) Ellington v. Philip Morris Inc.; (2) Deller v. Philip Morris Inc.; (3) Hudson v. Philip Morris Inc.; (4) Martinez v. Philip Morris Inc.; and (5) Ramsden v. Philip Morris Inc.

         Goldfarb v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Goldfarb: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Vandina v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Vandina: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Vavrek v. Philip Morris, Inc., United States District Court, Nevada, filed July 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases

(brought by the same attorney), including Vavrek: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Deller v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On July 11, 2003, a federal district court judge in Nevada denied class certification in Deller and four other cases (brought by the same attorney) which were consolidated for class certification purposes: (1) Ellington v. Philip Morris Inc.; (2) Deller v. Philip Morris Inc.; (3) Hudson v. Philip Morris Inc.; (4) Martinez v. Philip Morris Inc.; and (5) Ramsden v. Philip Morris Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Ginsberg v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Ginsberg: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Hamil v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Hamil: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Hudson v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On July 11, 2003, a federal district court judge in Nevada denied class certification in Hudson and four other cases (brought by the same attorney) which were consolidated for class certification purposes: (1) Ellington v. Philip Morris Inc.; (2) Deller v. Philip Morris Inc.; (3) Hudson v. Philip Morris Inc.; (4) Martinez v. Philip Morris Inc.; and (5) Ramsden v. Philip Morris Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Martinez v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On July 11, 2003, a federal district court judge in Nevada denied class certification in Martinez and four other cases (brought by the same attorney) which were consolidated for class certification purposes: (1) Ellington v. Philip Morris Inc.; (2) Deller v. Philip Morris Inc.; (3) Hudson v. Philip Morris Inc.; (4) Martinez v. Philip Morris Inc.; and (5) Ramsden v. Philip Morris Inc.

         Ramsden v. Philip Morris, Inc., United States District Court, Nevada, filed September 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On July 11, 2003, a federal district court judge in Nevada denied class certification in Ramsden and four other cases (brought by the same attorney) which were consolidated for class certification purposes: (1) Ellington v. Philip Morris Inc.; (2) Deller v. Philip Morris Inc.; (3) Hudson v. Philip Morris Inc.; (4) Martinez v. Philip Morris Inc.; and (5) Ramsden v. Philip Morris Inc.

         Baker v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Baker: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Birchall v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Birchall: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Buffman v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Buffman: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip

Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Eben v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Eben: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Gagne v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Gagne: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Garnier v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Garnier: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Goodman v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Goodman: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Griffin v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Griffin: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Huckeby v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Huckeby: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Lee [Alvah] v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Lee [Alvah]: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Lee [Harold] v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Lee [Harold]: Baker
v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier
v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson
v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On January 26, 2004, plaintiff voluntarily dismissed this action.

         Page v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Page: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc. On December 3, 2003, plaintiff voluntarily dismissed this action.

         Raimo v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Raimo: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Ramstetter v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Ramstetter: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Sampson v. Philip Morris, Inc., United States District Court, Nevada, filed October 2002. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of Nevada citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. This case is one of 25 virtually identical class action complaints that were filed by one attorney in Nevada since July 2002. On October 7, 2003, the same federal district court judge in Nevada who denied class certification in five other cases also denied class certification in 20 additional cases (brought by the same attorney), including Sampson: Baker v. Philip Morris, Inc., Birchall v. Philip Morris, Inc., Buffman v. Philip Morris, Inc., Eben v. Philip Morris, Inc., Gagne v. Philip Morris, Inc., Garnier v. Philip Morris, Inc., Ginsberg v. Philip Morris, Inc., Goldfarb v. Philip Morris, Inc., Goodman v. Philip Morris, Inc., Griffin v. Philip Morris, Inc., Hamil v. Philip Morris, Inc., Huckeby v. Philip Morris, Inc., [Alvah] Lee v. Philip Morris, Inc., [Harold] Lee v. Philip Morris, Inc., Page v. Philip Morris, Inc., Raimo v. Philip Morris, Inc., Ramstetter v. Philip Morris, Inc., Sampson v. Philip Morris, Inc., Vandina v. Philip Morris, Inc. and Vavrek v. Philip Morris, Inc.

         Brown v. Philip Morris, Inc., Circuit Court, Campbell County, Kentucky, filed January 2003. This class action was filed by the same Nevada attorney, who filed 25 virtually identical class action suits in Nevada, against

U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all Kentucky citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. On November 21, 2003, the trial court denied class certification. The parties stipulated to a dismissal on December 12, 2003.

         Brown v. Philip Morris Inc., United States District Court, Massachusetts, filed March 2003. This class action was filed by the same Nevada attorney, who filed 25 virtually identical class action suits in Nevada, against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all Massachusetts citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine. The parties stipulated to a dismissal on December 11, 2003.

         Martinez v. Philip Morris, Inc., United States District Court, Utah, filed March 2003. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of "[a]ll Utah citizens and residents, and survivors, who have suffered, presently suffer, or who have died from diseases or medical conditions caused by their addiction to cigarettes that contain nicotine." On April 30, 2003, defendants removed this case to federal court. This case is currently stayed.

         Dahl v. R. J. Reynolds Tobacco Co., District Court, Hennepin County, Minnesota, filed April 2003. This "lights" class action was filed against RJR Tobacco and RJR on behalf of "[a]ll persons who purchased Defendants' Camel Lights cigarettes in Minnesota for personal consumption from the first date defendants sold Camel Lights in Minnesota through the date of the certification of the class." Excluded from the Class are Defendants, any parent, subsidiary, affiliate, or controlled person of Defendants, as well as the officers, directors, agents, servants of employees of Defendants, and the immediate family member of any such person. Also excluded is any judge who may preside over this cause." On April 24, 2003, defendants removed the case to federal court. Plaintiffs filed a motion to remand the case to state court on May 23, 2003. That motion was granted on December 17, 2003.

         Harper v. R. J. Reynolds Tobacco Co., United States District Court, Western District, Lake Charles Division, Louisiana, filed May 2003. This "lights" class action was filed against RJR Tobacco and RJR on behalf of "[a]ll persons who purchased Defendants' Doral Ultra Lights, Doral Menthol Lights or Defendants' other "light" cigarette products in Louisiana for personal consumption, between the first date the Defendants placed Doral Ultra Lights, Doral Menthol Lights or Defendants' other "light" cigarette products into the stream of commerce thought the present time. Excluded form the class is the Defendants, any parent, subsidiary, affiliate, or controlled person of Defendants, as well as officers, directors, agents, servants, or employees of Defendants, and the immediate family members of such persons and any trial judge who may preside over this case. Also excluded from the class is any class member whose potential or actual claim for damages based upon the amounts paid for Defendants' light products for the time period in question equal or exceeds $50,000.00. The class that Plaintiffs seek to represent consist only of class members whose potential or actual claim for damages does not equal or exceed $50,000.00." Defendants removed the case to federal district court on June 5, 2003. Plaintiffs filed a motion to remand the case to state court on June 25, 2003. A decision is pending.

         Elliott v. Philip Morris USA Inc., United States District Court, Western District, Oklahoma, filed July 2003. This class action was filed on behalf of "[a]ll persons, in Oklahoma and other states, who have received a diagnosis of Buerger's Disease or thromboangitis obliterans, and who have a history of smoking cigarettes manufactured by the defendants." RJR Tobacco filed its answer to the complaint on January 4, 2004. The case is in the class discovery phase.

                  GOVERNMENTAL HEALTH-CARE COST RECOVERY CASES

         In certain of the pending proceedings, various government entities and others seek reimbursement for health-care expenditures allegedly caused by tobacco products. The claims asserted in these health-care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health-care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

         Each plaintiff seeks reimbursement of health-care costs. Other relief sought by some, but not all, plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

         The defendants, including RJR Tobacco, raise a variety of defenses, including: failure to state a valid claim, lack of benefit; adequate remedy at law; "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes); lack of antitrust injury; federal preemption; and lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a governmental entity benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

         Defendants also argue that these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer) can seek recovery of health-care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health-care recipient and should be subject to all defenses available against the allegedly injured party.

         The following cases are health-care cost recovery suits filed against RJR Tobacco and, in some cases, parent companies of U.S. cigarette manufacturers, including RJR, that were active in 2003. These cases have been further broken down as to the type of plaintiff involved.

         STATE ATTORNEYS GENERAL

         In June 1994, the Mississippi attorney general brought an action, Moore
v. American Tobacco Co., against various industry members, including RJR Tobacco. This case was brought on behalf of the state to recover state funds paid for health-care and medical and other assistance to state citizens suffering from diseases and conditions allegedly related to tobacco use. By making the state the plaintiff in the case and basing its claims on economic loss rather than personal injury, the state sought to avoid the defenses otherwise available against an individual plaintiff. Most other states, through their attorneys general or other state agencies, sued RJR Tobacco and other U.S. cigarette manufacturers based on similar theories. The cigarette manufacturer defendants, including RJR Tobacco, settled the first four of these cases scheduled to come to trial, those of Mississippi, Florida, Texas and Minnesota, by separate agreements between each state and those manufacturers in each case.

         On November 23, 1998, the major U.S. cigarette manufacturers, including RJR Tobacco, entered into the Master Settlement Agreement with attorneys general representing the remaining 46 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas. The MSA became effective on November 12, 1999. The MSA settled all the health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions and contains releases of various additional present and future claims.

         FEDERAL

         United States v. Philip Morris, Inc., United States District Court, District of Columbia, filed September 1999. On September 22, 1999, the U.S. Department of Justice brought an action in the United States District Court for the District of Columbia against various industry members, including RJR Tobacco. The government sought to recover federal funds expended in providing health care to smokers who have developed diseases and injuries alleged to be smoking-related, and, in addition, seeks, pursuant to the federal Racketeer Influenced and Corrupt Organizations Act, disgorgement of profits the government contends were earned as a consequence of a RICO racketeering "enterprise." On December 27, 1999, the defendants filed a motion to dismiss, challenging all counts included in the action brought by the DOJ. On June 6, 2000, the trial court heard oral argument on the motion. On September 28, 2000, Judge Gladys Kessler of the United States District Court for the District of Columbia granted the non-Liggett defendants' motion to dismiss the plaintiff's Medical Care Recovery Act claim and Medicare Secondary Payer claim. The court denied the motion with respect to the RICO claims.

         In June 2001, the U. S. Attorney General assembled a team of three DOJ lawyers to work on a possible settlement of the federal lawsuit. The DOJ lawyers met with representatives of the tobacco industry, including RJR Tobacco, on July 18, 2001. No settlement was reached.

         On May 23, 2003, Judge Kessler denied the defendants' first motion for partial summary judgment, which sought legal preclusion of many aspects of the DOJ's lawsuit regarding advertising, marketing, promotion and warning claims. The court simultaneously granted partial summary judgment for the government on certain affirmative defenses. The judge subsequently denied the defendants' motion for partial reconsideration of the May 23, 2003 order striking certain affirmative defenses, or alternatively for certification for interlocutory appeal pursuant to 28 U.S.C. Section 1292(b).

         Each side filed additional summary judgment motions in the fall of 2003. The defendants as a group have now filed nine summary judgment motions (with a request for additional motions pending with the court). The government has filed six summary judgment motions, including motions regarding various affirmative defenses (including those affirmative defenses addressing the standard for seeking disgorgement under RICO). On January 23, 2004, the court granted the government's motion for partial summary judgment on defendants' equitable defenses of waiver, equitable estoppel, laches, unclean hands and in pari delicto. While the order dismissed these particular affirmative defenses, it did not address or limit the evidence that may be introduced regarding the remaining RICO claims nor did it address the applicability of the legal doctrines to issues related to equitable relief should liability be established.

         Trial is scheduled for September 13, 2004.

         LOCAL GOVERNMENT

         Claims similar to those advanced in the state attorneys general actions have also been asserted by cities and/or counties in separate actions. In addition to the variety of substantive defenses described above, it is the industry's position that recovery in any such actions (if any) should be subject to the offset provisions of the MSA, and therefore, beyond the potential cost of defending these actions through trial, there should be no additional financial exposure as a result of these cases.

         Certain of the city/county cases have been dismissed in light of the approval of the MSA in the relevant jurisdictions. As of January 23, 2004, two such cases remain pending against RJR Tobacco.

         County of Cook v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed April 1997. On December 20, 2000, certain defendants, including RJR Tobacco, filed a motion for judgment on the pleadings which was granted on August 8, 2001. Plaintiffs appealed the dismissal to the Illinois Appellate Court, First District, on September 5, 2001. Defendants noticed a cross-appeal on September 17, 2001, from the trial court's adverse rulings on defendants' motions to dismiss on the grounds of MSA release and lack of standing. Briefing is complete. Oral argument has not been scheduled.

         St. Louis County v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, Case No. 982-9705, filed November 1998. On February 15, 2000, the court stayed this case pending a decision by the trial court on defendants' motion for judgment on the pleadings in City of St. Louis v. American Tobacco Co., Inc. (discussed above). On November 14, 2003, plaintiff voluntarily dismissed the complaint.

         INTERNATIONAL

         A number of foreign countries have filed suit in state and federal courts in the U.S. against RJR Tobacco and other tobacco industry defendants to recover funds for health-care and medical and other assistance paid by those foreign governments to their citizens suffering from diseases and conditions allegedly related to tobacco use.

Of the four international cases currently pending in the United States, one is pending in state court and three are pending in federal court. Two of the three federal court cases are pending before the Judicial Panel on Multi-District Litigation in the United States District Court for the District of Columbia. Twenty other cases are pending outside the United States, two in Israel, three in Canada, and 15 (all individual cases) in Puerto Rico. Other foreign governments and entities have stated that they are considering filing such actions in the United States.

         Pursuant to the terms of the 1999 sale of RJR's international tobacco business, Japan Tobacco Inc. assumed RJR Tobacco's liability, if any, in the health-care cost recovery cases brought by foreign countries.

         Republic of Panama v. American Tobacco Co., Inc., United States District Court, District of Columbia, filed August 1998. This case was removed by defendants to the United States District Court for the Eastern District of Louisiana. Following removal to federal court (and a complex procedural history of remand and recusal), the case was transferred from the Eastern District of Louisiana to the United States District Court for the District of Columbia for inclusion in the Judicial Panel on Multi-District Litigation, where it remains pending. Plaintiff filed a motion to remand. That motion remains pending.

         Republic of Bolivia v. Philip Morris, Cos., Inc., United States District Court, District of Columbia, filed January 1999. On February 19, 1999, defendants removed this case to the United States District Court for the Southern District of Texas, Galveston Division. On March 1, 1999, the Texas federal court transferred this case to Judge Friedman of the United States District Court for the District of Columbia. On March 18, 1999, plaintiff filed a motion to remand the case to state court in Texas. On June 10, 1999, this case was consolidated with the other foreign government cases pending in federal courts under the Judicial Panel on Multi-District Litigation procedures. RJR Tobacco filed its answer to plaintiff's complaint on September 3, 1999. On June 12, 2000, Judge Friedman ruled that diversity exists in this case, and ordered limited discovery on whether Liggett's failure to consent to removal should be disregarded. He further ordered additional deposition discovery of Bolivia's and Liggett's counsel concerning Liggett's failure to consent to removal. These depositions have been taken. Defendants filed a supplemental opposition to the motion to remand on August 22, 2001. On May 1, 2002, defendants filed a praecipe advising the court of the April 26, 2002 order from the D.C. Circuit that remanded the Venezuela v. Philip Morris Cos., Inc. action for lack of jurisdiction. Defendants also advised the court that the instant action was still pending and that there is indisputably federal jurisdiction (predicated on diversity), although plaintiff has raised a purported procedural defect in removal which it contends requires remand. On November 4, 2002, defendants filed another praecipe referring the court to a recent decision that involved similar understandings regarding consent to removal. A decision on remand is pending.

         Republic of Venezuela v. Philip Morris Cos., Inc., Circuit Court, Dade County, Miami Division, Florida, filed January 1999. On April 26, 2002, the Judicial Panel on Multi-District Litigation remanded the case to state court in Florida. On November 20, the Dade County Circuit Court granted defendants' motion to dismiss. Plaintiff appealed to Third District Court of Appeal of Florida, which affirmed the trial court's dismissal on October 1, 2002. On October 28, 2002, Venezuela filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court to review the decision of the Third District Court of Appeal. On June 10, 2003, the Florida Supreme Court declined Venezuela's petition for review. The court further indicated that it would not entertain a motion for rehearing.

         State of Rio de Janeiro, Brazil v. Philip Morris Inc., District Court, Angelina County, Texas, filed July 1999. Defendants removed this case to federal district court on August 11, 1999. Plaintiffs filed a motion to remand on August 16, 1999. A conditional transfer order to the Judicial Panel on Multi-District Litigation was filed on August 30, 1999. Defendants filed a motion to stay the proceedings pending transfer of this case to the Judicial Panel on Multi-District Litigation on August 30, 1999. On September 14, 1999, this case was remanded to the Angelina County District Court. On September 15, 1999, the conditional transfer order was vacated. On September 24, 1999, defendants appealed the remand ruling to the United States Court of Appeals for the Fifth Circuit, which, on January 22, 2001, dismissed defendants' appeal. In May 2001, defendants filed motions to dismiss for lack of jurisdiction. On December 31, 2002, the state trial court dismissed all remaining claims. Plaintiff appealed the dismissal to the Ninth District of the Texas Court of Appeals. Oral argument is scheduled for March 25, 2004.

         State of Goias v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed October 1999. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County

Circuit Court in Florida on April 26, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         British Columbia v. Imperial Tobacco Canada Ltd., Superior Court, British Columbia, filed December 1999. On January 24, 2001, the Canadian Province of British Columbia enacted a second and revised statute and filed a second action. A trial of the constitutionality of the second statute and a claim that the second action be dismissed was heard from November 4 through November 29, 2002. On June 5, 2003, the trial court ruled in favor of the defendants, again finding that the legislation was unconstitutional. The Province appealed this ruling. The appeal was heard before the British Columbia Court of Appeal at a five-day hearing that commenced on November 24, 2003. Judgment was reserved. Although it could be announced at any time, a decision is expected to come down some time between mid February and mid March 2004.

         State of Sao Paulo, Brazil v. American Tobacco Co., Inc., United States District Court, Eastern District, Louisiana, filed February 2000. On March 24, 2000, defendants removed the case to the United States District Court for the Eastern District of Louisiana. On April 7, 2000, a conditional transfer order was issued transferring this action to the Judicial Panel on Multi-District Litigation before the United States District Court for the District of Columbia. Meanwhile, the Eastern District of Louisiana remanded the action to state court on May 26, 2000. On May 30, 2000, defendants appealed the remand order to the United States Court of Appeals for the Fifth Circuit. The conditional transfer order to the United States District Court for the District of Columbia was vacated on June 1, 2000. The Fifth Circuit Court of Appeal vacated the Eastern District of Louisiana's remand order on May 14, 2001, in effect transferring the action back to the United States District Court for the Eastern District of Louisiana. A conditional transfer order to the Judicial Panel on Multi-District Litigation was again issued on October 29, 2001. Plaintiff appealed the Fifth Circuit's decision to the United States Supreme Court, which, on April 1, 2002, vacated the Fifth Circuit's ruling, remanding the case to the Orleans Parish District Court in Louisiana. On June 8, 2002, the Judicial Panel on Multi-District Litigation also transferred the case to state court in Louisiana. Defendants have filed their motion to dismiss. The parties have agreed to continue the motion to dismiss pending resolution of the remand motion in Republic of Panama v. American Tobacco Co., Inc., discussed above.

         State of Mato Grosso do Sul, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed July 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         Russian Federation v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed August 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         Republic of Honduras v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed October 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Tocantins, Brazil v. Brooke Group, Ltd., Inc., Circuit Court, Dade County, Florida, filed October 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 18, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Piaui, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed December 2000. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         Republic of Tajikistan v. Brooke Group Ltd., Inc., Circuit Court, Dade County, Florida, filed January 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade

County Circuit Court in Florida on July 18, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         Republic of Belize v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 15, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Rondonia, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Parana, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Para, Brazil v. Philip Morris Cos, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Nova Iguacu, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Carapicuiba, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. In light of the dismissal in Venezuela
v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Rio de Janeiro, Brazil v. Philip Morris Cos, Inc., Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 18, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Mage, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Nilopolis-RJ, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Duque De Caxias, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Joao Pessoa, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the

Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Belo Horizonte, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 15, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Belford Roxo, Brazil v. Philip Morris Companies, Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 5, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Jundiai, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         City of Sao Bernardo Do Carmpo, Brazil v. Philip Morris Cos., Inc., Circuit Court, Dade County, Florida, filed May 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on June 28, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

         State of Pernambuco, Brazil v. Philip Morris Companies, Inc., Circuit Court, Dade County, Florida, filed December 2001. This case was remanded from the Judicial Panel on Multi-District Litigation in Washington, D.C., to the Dade County Circuit Court in Florida on July 18, 2002. In light of the dismissal in Venezuela v. Philip Morris Cos., Inc., discussed above, the plaintiff voluntarily dismissed the complaint on August 25, 2003.

           OTHER HEALTH-CARE COST RECOVERY AND AGGREGATED CLAIMS CASES

         UNIONS

         Numerous trial court judges have dismissed union trust fund cases on remoteness grounds. The first and only union case to go to trial to date was Iron Workers Local No. 17 v. Philip Morris, Inc., which was tried in federal court in Ohio. On March 18, 1999, the jury returned a unanimous verdict for the defendants, including RJR Tobacco. The plaintiffs dismissed their appeal of the verdict.

         Since March 1999, the U.S. Courts of Appeals for the Second, Third, Fifth, Seventh, Eighth, Ninth, Eleventh and District of Columbia Circuits all have ruled in favor of the tobacco industry in similar union cases. The United States Supreme Court has denied petitions for certiorari filed by unions in cases from the Second, Third, Ninth and District of Columbia Circuits.

         As of January 23, 2004, there were no pending lawsuits by union trust funds against cigarette manufacturers and others.

         INSURANCE COMPANIES

         As of January 23, 2004, one insurance-related case was pending against RJR Tobacco. Claims for recovery of health care costs also have been filed by four groups of health-care insurers, as well as a private entity that operates its employee health-care programs on a self-insured basis. The claims advanced in these cases are comparable to those advanced in the union health-care cost recovery actions.

         Perry v. Philip Morris, Inc., United States District Court, Eastern District, Tennessee, filed September 1996. This class action was filed against four U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all individuals and entities in the U.S. who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. Defendants removed the case to federal court on November 19, 1996. On April 12, 2001, the federal district court granted defendants' motion to dismiss. Plaintiffs appealed the dismissal to the United States Court of Appeals for the Sixth Circuit on May 3, 2001, which, on April 8, 2003, affirmed the trial court's dismissal.

         Group Health Plan, Inc. v. Philip Morris, Inc. and Medica v. Philip Morris, Inc., United States District Court, Minnesota, filed March 1998. The federal district court granted defendants' motion for summary judgment as to all claims, except a state antitrust claim and a state conspiracy claim. The federal court certified to the Minnesota Supreme Court the question whether these two claims could be pursued under Minnesota law by Group Health Plan. On January 11, 2001, the Minnesota Supreme Court ruled that the plaintiff could pursue these claims. Certain defendants, including RJR Tobacco, filed motions for summary judgment based on (1) the statutes of limitation and (2) causation, injury and damages. On January 31, 2002, summary judgment was granted in favor of certain defendants, including RJR Tobacco. Plaintiffs appealed to the U.S. Court of Appeals for the Eighth Circuit. On September 16, 2003, the U.S. Court of Appeals for the Eighth Circuit upheld the dismissal of the damages claims, but remanded the cases to the trial court to consider whether injunctive relief is available. Shortly after the appeals court ruling, the plaintiffs decided to dismiss the respective cases, and, on October 21, 2003, the judge entered an order dismissing the cases with prejudice.

         Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., United States District Court, Eastern District, New York, filed April 1998. On June 6, 2001, a federal court jury in Brooklyn returned a verdict in favor of RJR Tobacco and other tobacco defendants on common law fraud and civil RICO claims, but found for the plaintiff, Empire Blue Cross and Blue Shield, on a claim under a New York state deceptive business practices statute. Empire pursued its claims against the defendants on behalf of itself directly, as well as on behalf of its insureds under a theory of subrogation. The jury verdict on the direct claim was approximately $17.8 million, and the verdict on the subrogated claim was approximately $11.8 million. RJR Tobacco's portion of these amounts is $6.6 million and $4.4 million, respectively. The New York statute under which Empire recovered does not provide for punitive damages, but does allow for recovery of reasonable attorneys' fees. On February 28, 2002, Judge Weinstein awarded plaintiffs' counsel approximately $38 million in attorneys' fees. On July 2, 2002, Judge Weinstein denied the defendants' renewed motion to dismiss. He also refused to transfer the claims of non-New York plans to their respective states, and continued the stay of those claims, as well as all remaining claims of Blue Cross Blue Shield plans, until final resolution of the Empire Blue Cross case. The defendants, including RJR Tobacco, appealed to the U.S. Court of Appeals for the Second Circuit. On September 16, 2003, the Second
Circuit:

         -        reversed the judgment for Empire on its subrogation claim, and

         - reserved ruling on Empire's direct claim pending resolution by the New York Court of Appeals of two certified questions:

                  - Are claims by a third party payer of health care costs seeking to recover costs of services provided to subscribers as a result of those subscribers being harmed by a defendant's or defendants' violation of N.Y. Gen. Bus. Law Section 349 too remote to permit suit under that statute?

                  - If such an action is not too remote to permit suit, is individualized proof of harm to subscribers required when a third party payer of health care costs seeks to recover costs of services provided to subscribers as a result of those subscribers being harmed by a defendant's or defendants' violation of N.Y. Gen. Gus. Law Section 349?

         On October 30, 2003, the New York Court of Appeals agreed to review the two certified questions. The tobacco defendants, including RJR Tobacco, filed their initial brief on January 22, 2004.

         NATIVE AMERICAN TRIBES

         Crow Creek Sioux Tribe v. American Tobacco Co., Inc., Tribal Court, Crow Creek Sioux, South Dakota, filed September 1997. There has been no activity in this case since the tribal court entered a stay on January 29, 2000.

         Navajo Nation v. Philip Morris, Inc., Tribal Court, Navajo Nation, Arizona, filed August 1999. On October 20, 1999, defendants filed a motion to dismiss. On January 25, 2002, the tribal court granted defendants' motion to dismiss on the conspiracy, deceptive acts and restraint of trade claims. The court refused to dismiss the plaintiffs' product liability claim. In response, the plaintiffs filed a motion to alter, amend and/or clarify the January 25, 2002 order. A decision is pending.

         On January 25, 2002, in Navajo Nation v. Philip Morris, Inc., the District Court of Navajo Nation granted the defendants' motion to dismiss conspiracy, deceptive acts and restraint of trade claims. The court refused to dismiss the plaintiffs' product liability claim. In response, the plaintiffs filed a motion to alter, amend and/or clarify the January 25, 2002 order. No decision has been made by the court. One other Native American tribe case remains pending before a tribal court in South Dakota

         Alabama Coushatta Tribe of Texas v. American Tobacco Co., United States District Court, Eastern District, Texas, filed August 2000. Defendants, including RJR Tobacco, filed a motion to dismiss on October 10, 2000. On August 30, 2001, the court granted defendants' motion to dismiss. On September 25, 2001, plaintiff appealed to the United States Court of Appeals for the Fifth Circuit. On July 15, 2002, the appellate court affirmed the dismissal. On November 12, 2002, plaintiff filed a petition for writ of certiorari with the United States Supreme Court, which was denied on January 21, 2003.

         TAXPAYERS

         Anderson v. American Tobacco Co., Inc., United States District Court, Middle District, Tennessee, filed May 1997. This nicotine-dependence class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, on behalf of all citizens of Tennessee allegedly addicted to cigarettes and who began smoking in Tennessee and have purchased and smoked cigarettes manufactured by the defendants and sold by wholesalers/retailers. Defendants' motion to dismiss was granted on November 27, 2002. Plaintiffs appealed to the United States Court of Appeals for the Sixth Circuit on December 30, 2002. Briefing is complete. Oral argument has not been scheduled.

         Mason v. American Tobacco Co., Inc., United States District Court, Eastern District, New York, filed December 1997. This Medicare payment recoupment class action was originally filed against U.S. cigarette manufacturers, including RJR Tobacco, in federal district court in Texas. However, the case was transferred to federal district court in New York. On July 25, 2002, the United States District Court for the Eastern District of New York denied plaintiffs' motion for class certification and granted defendants' motion to dismiss. Plaintiffs appealed to the United States Court of Appeals for the Second Circuit, which affirmed the trial court's ruling. On October 16, 2003, the plaintiffs filed a motion for rehearing by the entire Court of Appeals. That motion was denied on December 8, 2003.

         Temple v. State of Tennessee, United States District Court, Middle District, Tennessee, filed February 2000. This class action was filed against U.S. cigarette manufacturers, including RJR Tobacco, and parent companies of U.S. cigarette manufacturers, including RJR. The purported class is defined as

         - all citizens of the State of Tennessee who have purchased cigarettes and who began smoking in the State of Tennessee and have purchased and smoked cigarettes manufactured by the defendant tobacco companies and sold by wholesalers and retailers; and

         - all persons or entities (including estates, representative, spouses, children, and relatives and "significant others") with respect to claims against defendants that they may assert independently or derivatively because of their personal relationship with a person described above.

Defendants' motion to dismiss was granted on November 27, 2002. Plaintiffs appealed to the United States Court of Appeals for the Sixth Circuit on December 30, 2002. Briefing is complete. Oral argument has not been scheduled.

         HOSPITALS

         As of January 23, 2004, two cases brought by hospitals were pending against RJR Tobacco.

         City of St. Louis v. American Tobacco Co., Inc., Circuit Court, St. Louis County, Missouri, filed November 1998. This case is in the discovery phase. Trial is scheduled for June 6, 2005.

         A.O. Fox Memorial v. American Tobacco Co., Inc., Supreme Court, Nassau County, New York, filed May 2000. This case was filed by a group of approximately 175 hospitals against the tobacco industry seeking at least $3.6 billion for costs expended to treat smoking-related illnesses. On December 14, 2001, the defendants' motion to dismiss was granted. The Appellate Division of the Supreme Court, Second Judicial Department affirmed the trial court's dismissal on February 10, 2003. In March 2003, plaintiffs asked the Court of Appeals of New York, the highest state appellate court, for permission to appeal; their petition was denied on May 13, 2003.

         County of McHenry v. Philip Morris, Inc., Circuit Court, Cook County, Illinois, filed July 2000. Defendants removed the case to the United States District Court for the Northern District of Michigan on August 18, 2000. Plaintiffs moved to remand on August 30, 2000. On February 6, 2001, the federal court granted plaintiffs' motion to remand. Certain Defendants, including RJR Tobacco, filed a Motion for Judgment on the Pleadings on April 5, 2001. The State of Illinois filed a petition for leave to intervene on April 19, 2001. On April 22, 2001, the court stayed this action pending a decision on the appeal in County of Cook v. Philip Morris, Inc., discussed above.

         Jefferson County, d/b/a Cooper Green Hospital v. Philip Morris, Inc., United States District Court, Northern District, Alabama, filed October 2002. Defendants filed a motion to dismiss which was granted on April 30, 2003. No appeal was taken.

                          MSA-ENFORCEMENT AND VALIDITY

         As of January 23, 2004, two cases were pending against RJR Tobacco concerning the enforcement and validity of the MSA.

         Litigation challenging the validity of the MSA, including claims that the MSA violates antitrust laws, has not been successful. On February 12, 2003, in Forces Action Project, LLC v. California, a case in which a smokers' rights organization challenged the propriety of the MSA on antitrust grounds, the U.S. Court of Appeals for the Ninth Circuit affirmed the United States District Court for the Northern District of California's January 5, 2000 order granting defendants' motion to dismiss. On January 6, 2004, in Freedom Holdings, Inc. v. Spitzer, the U.S. Court of Appeals for the Second Circuit reversed the dismissal of a complaint asserting an antitrust challenge to legislation adopted by New York State in furtherance of the MSA and remanded the case for further proceedings.

         Ohio v. R. J. Reynolds Tobacco Co., Court of Common Pleas, Franklin County, Ohio, filed May 1997. The State of Ohio alleged that RJR Tobacco's purchase of advertising space on matchbooks distributed by an independent third party violates a provision of the MSA governing brand-name merchandise. On April 25, 2002, the Franklin County Common Pleas Court ruled in favor of RJR Tobacco. The state appealed the decision to the Ohio Court of Appeals, Tenth Appellate District, which, on March 31, 2003, reversed the trial court's decision. RJR Tobacco appealed to the Ohio Supreme Court, which accepted RJR Tobacco's petition on September 10, 2003. Briefing is complete. Oral argument is scheduled for March 16, 2004.

         Arizona v. R. J. Reynolds Tobacco Co., Superior Court, Maricopa County, Arizona, filed March 2001. The State of Arizona alleges that RJR Tobacco has violated the MSA by placing and/or failing to remove from numerous race tracks multiple, large outdoor signs advertising year-round its Winston sponsorships. On November 14, 2001, the trial court granted plaintiff's motion for summary judgment. RJR Tobacco appealed to the Arizona Court of Appeals, which affirmed the court's ruling on September 9, 2003.

         California v. R. J. Reynolds Tobacco Co., Superior Court, San Diego County, California, filed March 2001. Plaintiff alleges that RJR Tobacco targeted youth in violation of the MSA in its magazine advertising placement. RJR Tobacco disputes the allegation. Trial began on April 22, 2002. On June 6, 2002, the trial judge ruled against RJR Tobacco and issued a $20 million fine. RJR Tobacco appealed to the California Court of Appeal, Fourth Appellate District, Division One. Oral argument was heard on December 9, 2003, and a decision is pending.

         California v. R. J. Reynolds Tobacco Co., Superior Court, Los Angeles County, California, filed March 2001. The State of California alleges that RJR Tobacco is in violation of the MSA by having outdoor advertising up at Winston-sponsored events at Sears Point Raceway and Pomona Raceway at times other than the 90 days before the start of the initial sponsored event, and 10 days after the end of the last sponsored event. On November 27, 2001, the trial court granted summary judgment in favor of the plaintiff. RJR Tobacco appealed to the California Court of Appeal, Fourth Appellate District, Division One. On March 27, 2003, the California Court of Appeal affirmed the trial court's ruling against RJR Tobacco. On June 25, 2003, the California Supreme Court denied RJR Tobacco's petition for review.

         New York v. R. J. Reynolds Tobacco Co., Supreme Court, New York County, New York, filed March 2001. The State of New York alleges that RJR Tobacco has violated the MSA by placing and/or failing to remove from numerous race tracks multiple, large outdoor signs advertising year-round its Winston sponsorships. Defendants' motion for summary judgment was granted on February 1, 2002. The State of New York appealed to Appellate Division of the First Department, which, on April 10, 2003, affirmed the summary judgment ruling.

                           ASBESTOS CONTRIBUTION CASES

         As of January 23, 2004, seven lawsuits were pending against RJR Tobacco in which asbestos companies and/or asbestos-related trust funds allege that they "overpaid" claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries for which they paid compensation. As with the other health-care cost recovery actions, the complaints typically seek to aggregate the alleged damages associated with tens of thousands of underlying claims, without specifically identifying a single individual who claims injury by virtue of tobacco use.

         Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, filed August 1996. The claims of plaintiff Owens-Corning were severed from those of the individual plaintiffs. On July 17, 2001, the Jefferson County Circuit Court adopted the special master's report and recommendation that defendants' motion for summary judgment be granted as to the claims of Owens-Corning, and the case be dismissed. Final judgment reflecting the dismissal was entered July 19, 2001. On August 15, 2001, Owens-Corning noticed its appeal to the Mississippi Supreme Court from the order granting defendants' motion for summary judgment. Oral argument was heard on October 1, 2003. A decision is pending.

         Fibreboard Corp. v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed November 1997. In this case, Fibreboard and Owens-Corning assert the same claims as those asserted by Owens-Corning in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co., discussed separately. Motions to dismiss these claims have been held in abeyance pending the final determination of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case, discussed above.

         UNR Asbestos-Disease Claims Trust v. Brown & Williamson Tobacco Corp., Supreme Court, New York County, New York, filed March 1999. On January 23, 2003, the court approved the parties' stipulated dismissal.

         Kaiser Aluminum & Chemical Corp. v. RJR Nabisco, Inc., Circuit Court, Jefferson County, Mississippi, filed December 2000. On November 28, 2001, the court stayed this matter pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case, discussed above.

         Gasket Holdings, f/k/a Flexitallic, Inc. v. RJR Nabisco, Inc., Chancery Court, Jefferson County, Mississippi, filed December 2000. On April 19, 2002, the court stayed this matter pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case, discussed above.

         T&N, Ltd., f/k/a T&N, P.L.C. v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, filed April 2001. On November 28, 2001, the court stayed this matter pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal in the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case, discussed above.

         Combustion Engineering, Inc. v. R. J. Reynolds Tobacco Co., Circuit Court, Jefferson County, Mississippi, Case No. 2000-617, filed April 2001. On December 21, 2001, the court entered an order staying this case pending resolution by the Mississippi Supreme Court of the Owens-Corning appeal the Estate of Ezell Thomas v. R. J. Reynolds Tobacco Co. case, discussed above.

                                 ANTITRUST CASES

         WHOLESALERS

         Plaintiffs in these lawsuits are tobacco wholesalers who are suing U.S. cigarette manufacturers, including RJR Tobacco, and in some cases, parent companies of U.S. cigarette manufacturers, including RJR, alleging that cigarette manufacturers combined and conspired to set the price of cigarettes, in violation of antitrust statutes and various state unfair business practices statutes, as a result of which plaintiffs suffered economic injury. In all cases, plaintiffs are asking the court to certify the lawsuits as class actions, and to allow the respective plaintiffs to pursue the lawsuits as representatives of other persons in the U.S., and throughout the world, that purchased cigarettes directly from one or more of the defendants. As of January 23, 2004, all state court cases on behalf of indirect purchasers have been dismissed, except for two which are pending in Kansas and New Mexico. The Kansas court granted class certification on November 15, 2001, while the New Mexico court granted class certification on April 11, 2003.

         Smith v. Philip Morris Cos., Inc., District Court, Seward County, Kansas, filed February 2000. Defendants' motions to dismiss were denied in November 2000. Plaintiffs' motion for class certification was granted on November 15, 2001. This is one of two cases that remain pending against RJR Tobacco.

         Buffalo Tobacco Products, Inc. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed February 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         Brownstein v. Philip Morris Cos., Inc., Circuit Court, Broward County, Florida, filed February 2000. On February 12, 2003, the trial court granted defendants' motion to dismiss. Plaintiffs appealed the dismissal to Florida's Fourth District Court of Appeal. On May 16, 2003, the parties stipulated to a dismissal of the appeal.

         Gray v. Philip Morris Cos., Inc., Superior Court, Pima County, Arizona, filed February 2000. On February 28, 2001, the court granted defendants' motion to dismiss. On May 31, 2001, plaintiff appealed to the Arizona Court of Appeals, which reversed the trial court's dismissal in May 2002. In December 2002, defendants' petition for review was granted by the Arizona Supreme Court, and on August 25, 2003, the Supreme Court affirmed the appellate court's decision and remanded the case to the Superior Court of Pima County for further proceedings. On January 15, 2004, the parties stipulated to a dismissal.

         Greer v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Lennon v. Philip Morris Cos., Inc., Superior Court, New York County, New York, filed February 2000. Defendants' motion to dismiss was granted on October 9, 2001. On June 26, 2002, plaintiff appealed to the

Supreme Court of the State of New York, Appellate Division, First Department. On March 19, 2003, however, plaintiffs withdrew their appeal.

         Ludke v. Philip Morris Inc., District Court, Hennepin County, Minnesota, filed February 2000. Plaintiffs' motion for class certification was denied on November 21, 2001. On December 22, 2003, the trial court approved the parties' stipulated dismissal.

         Morse v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114 On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Munoz v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Peirona vs. Philip Morris Cos., Inc., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Sand v. Philip Morris Cos., Inc., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Serrone v. Philip Morris Cos., Inc., Circuit Court, Wayne County, Michigan, filed February 2000. On September 5, 2003, defendants' motion for summary judgment was granted. Plaintiffs appealed the dismissal to the Michigan Court of Appeals. On December 18, 2003, the parties stipulated to a dismissal of the appeal which was approved by the appellate court on January 14, 2004.

         Sullivan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Teitler v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Ulan v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed February 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Williamson Oil Co. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed February 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         Amsterdam Tobacco Corp. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         Holiday Markets v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         I. Goldshlack Co. v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         Suwannee Swifty Stores v. Philip Morris Cos., Inc., United States District Court, Northern District, Georgia, filed March 2000. On June 7, 2000, this case was consolidated into the Judicial Panel on Multi-District Litigation 1342 proceeding. United States District Court Judge Forrester granted defendants' motion for summary judgment on July 11, 2002. Plaintiffs appealed to the United States Court of Appeals for the Eleventh Circuit, which, on September 22, 2003, affirmed the trial court's dismissal.

         Taylor v. Philip Morris Cos., Inc., Superior Court, Cumberland County, Maine, filed March 2000. Defendants' motions to dismiss were granted in part and denied in part in May 2001. On December 22, 2003, the parties stipulated to a dismissal which was approved by the court on January 5, 2004.

         Belch v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed April 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Belmonte v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed April 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Kissel v. Philip Morris Cos., Inc., Circuit Court, Brooke County, West Virginia, filed April 2000. On January 12, 2004, the trial court approved the parties' stipulated dismissal.

         Romero v. Philip Morris Cos., Inc., District Court, Rio Arriba County, New Mexico, filed April 2000. Defendants' motions to dismiss were granted in part and denied in part in January 2001. On April 11, 2003, the New Mexico state court granted plaintiffs' motion for class certification. Defendants appealed of the class certification ruling to the New Mexico Court of Appeals, which has not issued a ruling. This is one of two cases that remain pending against RJR Tobacco.

         Shafer v. Philip Morris Cos., Inc., District Court, Morton County, North Dakota, filed April 2000. Defendants' motions to dismiss were denied in June 2002. On January 6, 2004, the trial court approved the parties' stipulated dismissal.

         Swanson v. Philip Morris Cos., Inc., Circuit Court, Hughes County, South Dakota, filed April 2000. On December 30, 2003, the trial court approved the parties' stipulated dismissal.

         Aguayo v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Barnes v. Philip Morris Cos., Inc., Superior Court, District of Columbia, filed May 2000. On December 2, 2003, the parties stipulated to a dismissal which was approved by the court on December 29, 2003.

         Campe v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Cusatis v. Philip Morris Cos., Inc., Circuit Court, Milwaukee County, Wisconsin, filed May 2000. On December 19, 2003, the parties stipulated to a dismissal which was approved by the court on January 5, 2004.

         Lau v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Nierman v. Philip Morris Cos., Inc., Supreme Court, New York County, New York, filed May 2000. The plaintiffs voluntarily dismissed this action on March 19, 2003.

         Phillips v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed May 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Baker v. R. J. Reynolds Tobacco Co., Superior Court, Alameda County, California, filed June 2000. On May 31, 2000, the court consolidated this case with other antitrust cases pending in California state court into Judicial Council Coordination Proceeding 4114. On December 31, 2003, the trial court approved the parties' stipulated dismissal.

         Pooler v. R. J. Reynolds Tobacco Co., District Court, Washoe County, Nevada, filed June 2000. Defendants' motions to dismiss were denied on April 4, 2001. On August 23, 2002, the court stayed the action pending the outcome of the appeal in Holiday Wholesale Grocery Co. v. Philip Morris, Inc., which is pending in the United States Court of Appeals for the Eleventh Circuit. On December 18, 2003, the parties stipulated to a dismissal which was approved by the court on December 22, 2003.

         Saylor vs. Philip Morris Companies, Inc., Chancery Court, Washington County, Tennessee, filed August 2001. On December 18, 2003, the parties stipulated to a dismissal which was approved by the court on January 7, 2004.

         TOBACCO GROWERS

         DeLoach v. Philip Morris Cos., Inc., United States District Court, District of Columbia, filed February 2000. On February 16, 2000, a class-action complaint was filed against RJR Tobacco, other cigarette manufacturers and others, in the United States District Court for the District of Columbia on behalf of a putative class of all tobacco growers and tobacco allotment holders. The plaintiffs assert that the defendants, Philip Morris, Inc., RJR Tobacco, Brown & Williamson Tobacco Corp. and Lorillard Tobacco Co., engaged in bid-rigging of American burley and flue-cured tobacco auctions beginning at least by 1996 and continuing to present. The defendants' actions are alleged to have held the auction prices of tobacco at artificially low prices resulting in damage to tobacco growers and allotment holders. In addition, the plaintiffs allege that the defendants have engaged in a conspiracy to force the elimination or destruction of the federal government's tobacco quota and price support program through an alleged illegal group boycott. On October 9, 2000, the defendants filed a motion to dismiss the second amended complaint and a motion to transfer venue to the United States District Court for the Middle District of North Carolina. On November 30, 2000, the court granted the motion to transfer the case. On December 20, 2000, the plaintiffs moved to amend the complaint to add the leaf-buying companies Dimon, Universal Leaf and Standard Commercial as the defendants, which motion was allowed. The plaintiffs' motion to certify the class was granted on April 3, 2002. On April 16, 2002, RJR Tobacco and the other defendants petitioned the U.S. Court of Appeals for the Fourth Circuit to review the class certification ruling. On June 12, 2002, the Fourth Circuit declined to review the class certification ruling, and on July 8, 2002, the court denied a petition for rehearing. In May 2003, the plaintiffs and all defendants but RJR Tobacco entered into a class-wide settlement which was approved by Judge Osteen on October 1, 2003. The case continues against RJR Tobacco. Discovery has now been completed and dispositive motions have been filed by RJR Tobacco, but not yet argued. Trial has been set for April 19, 2004.

         OTHER

         R. J. Reynolds Tobacco Co. v. Premium Tobacco Stores, Inc., d/b/a Cigarettes Cheaper!, United States District Court, Northern District, Illinois, filed February 1999. On July 30, 1999, Cigarettes Cheaper!, a retailer, filed an antitrust counterclaim against RJR Tobacco in a gray market trademark suit originally brought by RJR Tobacco in the United States District Court for the Northern District of Illinois. Cigarettes Cheaper! alleges that it was denied promotional resources in violation of the Robinson-Patman Act. The District Court declined to dismiss the counterclaim. On January 23, 2001, the court granted Cigarettes Cheaper!'s motion to amend its counterclaim to include a violation of Section 1 of the Sherman Act, claiming that RJR Tobacco conspired with other retailers to deny promotions to Cigarettes Cheaper!. On March 21, 2001, RJR Tobacco's motion to add a trademark dilution claim against Cigarettes Cheaper! was granted. On June 28, 2001, the court granted RJR Tobacco's motion to strike with prejudice several of Cigarettes Cheaper!'s affirmative defenses. These defenses related to:

         - alleged misrepresentations caused by the packaging of cigarettes manufactured by RJR Tobacco for export;

         - RJR Tobacco's "No Bull" advertising campaign for its WINSTON cigarettes;

         -        antitrust trademark misuse;

         -        nominative fair use; and

         -        the first sale doctrine.

         On June 25, 2003, the court granted RJR Tobacco's motion for summary judgment on Cigarettes Cheaper!'s counterclaim alleging an illegal conspiracy under the Sherman Antitrust Act, but denied the motion with respect to the counterclaims alleging price discrimination under the Robinson-Patman Act. Trial on RJR Tobacco's trademark claims and the remaining antitrust counterclaims began on January 12, 2004. The court declared a mistrial on January 13, 2004 because of inappropriate opening statements by Cigarettes Cheaper!'s counsel. The court has not set a new trial date.

         Leslie H. Dial Enterprises, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, South Carolina, filed December 2002. On December 4, 2002, Leslie H. Dial Enterprises, Inc. filed suit against RJR Tobacco, Wal-Mart Stores, Inc. and Sam's Club. The suit alleges that RJR Tobacco violated the Robinson-Patman Act by "refusing to allow" Dial, the operator of four small grocery stores, to participate in RJR Tobacco promotional programs and by not making RJR Tobacco promotional programs available to Dial on terms proportionately equal to those offered other retailers. The suit also alleges that RJR Tobacco conspired with Wal-Mart Stores and Sam's Club to reduce competition in the sale of cigarettes in violation of Section 1 of the Sherman Act and South Carolina civil conspiracy law. In addition, the complaint charges that RJR Tobacco has violated the South Carolina Unfair Trade Practices Act allegedly by denying promotional services and facilities to Dial that were offered to other retailers. The suit seeks unspecified damages. The plaintiff has requested a bench trial. RJR Tobacco has answered the complaint and asserted a number of defenses. On September 3, 2003 the court granted the plaintiff's motion to file an amended complaint, the purpose of which is to name Sam's East, Inc. as a defendant. Discovery is currently underway and, with the exception of expert discovery, must be completed by March 31, 2004. Trial is scheduled for November 1, 2004.

         Smith Wholesale Co., Inc. v. R. J. Reynolds Tobacco Co., United States District Court, Eastern District, Tennessee, filed January 2003. On January 31, 2003, Smith Wholesale Company, Inc. filed a complaint against RJR Tobacco under the federal antitrust laws in the United States District Court for the Eastern District of Tennessee in connection with RJR Tobacco's termination of Smith's RJR Tobacco distribution agreement consistent with its terms. That same day, Smith moved for an order to prevent RJR Tobacco from terminating Smith's agreement. The court granted Smith's motion on February 7, 2003, and required RJR Tobacco to reinstate Smith's contract. Prior to the court's order that day, RJR Tobacco terminated its distribution agreement with Rice Wholesale Company, Inc. consistent with the terms of the distribution agreement. On February 18, 2003, Smith moved to amend its complaint to add Rice as a plaintiff and allege similar claims on behalf of Rice, a motion the court immediately granted, and Rice filed a motion for a preliminary injunction to prevent RJR Tobacco from terminating it. The court granted Rice's motion on March 4, 2003. RJR Tobacco appealed the court's February 7 order on February 11, 2003, and its March 4 order on March 6, 2003. On April 1, 2003, the U.S. Court of Appeals for the Sixth Circuit granted RJR Tobacco's motion to consolidate the appeals and expedite oral argument. The parties have completed briefing the appeal and had oral argument on September 12, 2003. No decision on the appeal has been issued to date. In the meantime, on June 10, 2003, nine other wholesalers joined the lawsuit, and ten of the 11 plaintiffs filed another motion for a preliminary injunction, this time asking the federal district court to enjoin RJR Tobacco from implementing amendments to its distribution agreements that were scheduled to become effective on June 30, 2003. A hearing on this motion was held on July 24, 2003, and the district court issued an order granting the motion on August 6, 2003. (Prior to issuing its decision, the district court granted the State of Tennessee's motion to intervene as a plaintiff on July 3, 2003, and the State of Mississippi's motion to intervene as a plaintiff on July 14, 2003.) RJR Tobacco appealed to the United States Court of Appeals for the Sixth Circuit on August 8, 2003. Briefing is complete. Oral argument has not been scheduled. On September 24, 2003, the district court granted RJR Tobacco's emergency motion for a stay of the August 6, 2003 order, pending RJR Tobacco's appeal. Plaintiffs subsequently filed a fourth amended complaint to add nine new plaintiffs, bringing the total of private plaintiffs to 20. Fact discovery is scheduled to close on August 13, 2004, with expert discovery to be completed by September 15, 2004. Trial is scheduled for November 30, 2004.

                                OTHER LITIGATION

         TRADE EXPORT

         On December 22, 1998, Northern Brands International, Inc., referred to as Northern Brands, entered into a plea agreement with the United States Attorney for the Northern District of New York. Northern Brands is a now-inactive RJR subsidiary that was part of the business of R. J. Reynolds International B.V., a former Netherlands subsidiary of RJR Tobacco, which was managed by a former affiliate, RJR-MacDonald, Inc., referred to as RJR-MI. On May 12, 1999, RJR-MI was sold to Japan Tobacco Inc. and subsequently changed its name to JT-MacDonald, Corp. Northern Brands was charged with aiding and abetting certain customers who brought merchandise into the United States "by means of false and fraudulent practices . . . ." It is understood that, at all relevant times over the past several years, JT-MacDonald, Corp., Japan Tobacco's international operating company in Canada, cooperated with an investigation conducted by the Royal Canadian Mounted Police, referred to as RCMP, relating to the same events that gave rise to the Northern Brands investigation. On or about February 27, 2003, the RCMP filed criminal charges against and served summonses on JT-MacDonald, Corp., Northern Brands, R.J. Reynolds Tobacco International, Inc. , referred to as RJR-TI, R. J. Reynolds Tobacco Co. (Puerto Rico), referred to as RJR-PR, and eight individuals associated with RJR-MI and/or RJR-TI during the period January 1, 1991 through December 31, 1996. The charges filed are for alleged fraud and conspiracy to defraud Canada and the Provinces of Ontario and Quebec in connection with the purchase, sale, export, import and/or re-export of cigarettes and/or fine cut tobacco. Although the international business was sold, RJR and RJR Tobacco retained certain liabilities relating to the Northern Brands guilty plea and the RCMP's investigation of the activities that led to the plea. In October 2003, Northern Brands, RJR-TI and RJR-PR filed an application challenging both the propriety of the service of the summons on each of them as well as the jurisdiction of the Canadian court over each of them. A hearing on the application was held in December 2003, and the decision of the court is pending.

         Republic of Ecuador v. Philip Morris International, Inc., United States District Court, Southern District, Florida, filed June 2000. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         Republic of Belize v. Philip Morris International, United States District Court, Southern District, Florida, filed April 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         Republic of Honduras v. Philip Morris International, United States District Court, Southern District, Florida, filed May 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         Republic of Belize v. Philip Morris International, United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         Republic of Ecuador v. Philip Morris International, Inc., United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         Republic of Honduras v. Philip Morris International, United States District Court, Southern District, Florida, filed December 2001. On February 26, 2002, the federal district court granted defendants' motion to dismiss. Plaintiff appealed to the United States Court of Appeals for the Eleventh Circuit on March 26, 2002. On August 14, 2003, the Eleventh Circuit affirmed the trial court's dismissal. Plaintiff filed a petition for writ of certiorari with the United States Supreme Court on November 5, 2003, which was denied on January 12, 2004.

         European Community v. R.J. Nabisco, Inc., United States District Court, Eastern District, New York, filed August 2001. In July 2001, the initial action brought by the European Community was dismissed by the United States District Court for the Eastern District of New York. However, the European Community and its member states filed a similar complaint in the same jurisdiction on August 6, 2001. On October 25, 2001, the court denied the European Community's request of August 10, 2001, to reinstate its original complaint. On November 9, 2001, the European Community and the ten member states amended their complaint filed on August 6, 2001, to change the name of defendant Nabisco Group Holdings Corp. to RJR Acquisition Corp. RJR Tobacco and the other defendants filed motions to dismiss that complaint on November 14, 2001, and the court heard oral argument on those motions on January 11, 2002. On February 25, 2002, the court granted the defendants' motion to dismiss the complaint and, on March 25, 2002, the plaintiffs filed a notice of appeal with the U.S. Court of Appeals for the Second Circuit. On January 14, 2004, the Second Circuit affirmed the dismissal of this case.

         European Community v. R.J. Nabisco, Inc., United States District Court, Eastern District, New York, filed October 2002. The European Community and ten of its member states, Belgium, Finland, France, Greece, Germany, Italy, Luxembourg, the Netherlands, Portugal and Spain, filed a third complaint against RJR, RJR Tobacco and several currently and formerly related companies in the United States District Court for the Eastern District of New York. The complaint, which contains many of the same or similar allegations found in two earlier complaints that were previously dismissed by the same court, alleges that the defendants, together with certain identified and unidentified persons, engaged in money laundering and other conduct for which they should be accountable to the plaintiffs under civil RICO and a variety of common law claims. The complaint also alleges that the defendants manufactured cigarettes which were eventually sold in Iraq in violation of U.S. sanctions. The plaintiffs are seeking unspecified actual damages (potentially trebled), costs, reasonable attorneys' fees and injunctive relief under their RICO claims and unspecified compensatory and punitive damages and injunctive and equitable relief under their common law claims.

         Canada v. R.J. Reynolds Tobacco Holdings, Inc., Canada Supreme Court, Ontario, filed August 2003. On September 18, 2003, RJR, RJR Tobacco, RJR-TI, RJR-PR, and Northern Brands were served with a statement of claim filed by the Attorney General of Canada in the Superior Court of Justice, Ontario, Canada. Also named as defendants are Japan Tobacco, Inc. and a number of its affiliates. The statement of claim seeks to recover under various legal theories taxes and duties allegedly not paid as a result of cigarette smuggling and related activities. The Attorney General is seeking to recover $1.5 billion in compensatory damages and $50 million in punitive damages, as well as equitable and other forms of relief.

         REPARATIONS

         Bankhead v. Lloyd's of London, United States District Court, Northern District, Illinois, filed September 2002.

         Johnson v. Aetna, Inc., United States District Court, Northern District, Illinois, filed September 2002.

         RJR Tobacco was served in the two reparations actions set forth above, which were filed by descendants of slaves. Plaintiffs in these actions claim that defendants, including RJR Tobacco, profited from the use of slave labor. These two actions have been transferred to Judge Norgle in the Northern District of Illinois by the Judicial Panel on Multi-District Litigation for coordinated or consolidated pretrial proceedings with other reparation actions. A status conference is scheduled for February 26, 2003.

         Seven additional cases were originally filed in California, Illinois and New York. RJR Tobacco is a named defendant in only one of these additional cases, but it has not been served. The action in which RJR Tobacco is named but has not been served, Hurdle v. Fleetboston Financial Corp., was conditionally transferred to the Northern District of Illinois on January 7, 2003, but the plaintiffs contested that transfer, and the Judicial Panel on Multi-District Litigation has not yet issued a final ruling on the transfer. The plaintiffs filed a consolidated complaint on June 17, 2003. On July 18, 2003, the defendants moved to dismiss plaintiffs' complaint. That motion was granted on January 26, 2004. The plaintiffs might seek to file an amended complaint or appeal the dismissal to the United States Court of Appeals for the Seventh Circuit.

         PATENTS

         Star Scientific, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, Maryland, filed May 2001. Star Scientific, Inc. filed a patent infringement action against RJR Tobacco which alleges infringement of U.S. Patent No. 6,202,649 entitled "Method of Treating Tobacco to Reduce Nitrosamine Content, and Products Produced Thereby."

         Star Scientific, Inc. v. R. J. Reynolds Tobacco Co., United States District Court, Maryland, filed July 2002. On July 30, 2002, Star filed another infringement action against RJR Tobacco alleging infringement of a related patent, U.S. Patent No. 6,425,401 also entitled "Method of Treating Tobacco to Reduce Nistrosamine Content, and Products Produced Thereby."

         RJR Tobacco has filed counterclaims seeking a declaration that the claims of the two Star patents in dispute are invalid, unenforceable and not infringed by RJR Tobacco. The Maryland court consolidated the two cases. No trial date has been set. Both sides have filed motions for summary judgment. On August 28, 2003, the court held a hearing on the pending motions, and heard oral arguments. On September 15, 2003, the court appointed a special master to issue a report and recommendation on certain of the pending motions by December 15, 2003. On December 4, 2003, the special master issued a report and recommendation regarding Star's motion for claim construction and summary judgment on definiteness. On December 23, 2003, the special master issued a report and recommendation regarding RJR's motion for summary judgment that RJR has not infringed the patents in suit. RJR Tobacco anticipates that the special master will issue reports and recommendations on the remaining four motions assigned to him (all of which are summary judgment motions filed by RJR Tobacco) in the near future. The order of reference to the special master includes a briefing schedule so that both sides have an opportunity to submit objections to each of the special master's reports and recommendations.

         STATE LAW

         California v. R. J. Reynolds Tobacco Co., Superior Court, Los Angeles County, California, filed June 2001. On June 8, 2001, the Attorney General of the State of California filed a lawsuit against RJR Tobacco in California state court alleging that RJR Tobacco violated California state law by distributing free cigarettes and free coupons for discounts on cigarettes on "public grounds," even though the promotions occurred within an "adult-only facility" at a race track and certain festivals. RJR Tobacco answered the complaint on July 19, 2001, asserting that its promotions complied with all laws, including California state law and that this California state law is preempted by the Federal Cigarette Labeling and Advertising Act. On March 29, 2002, the court ruled that RJR Tobacco's distribution of free cigarettes violated the law, but the distribution of free coupons for discounts on cigarettes did not. On April 29, 2002, the judge assessed a civil fine against RJR Tobacco of $14.8 million. RJR Tobacco appealed the ruling to the California Court of Appeal, Second Appellate District, which, on October 30, 2003, affirmed the trial court's decision. On December 8, 2003, RJR Tobacco filed its petition for review with the California Supreme Court.